UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2007

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 29, 2007, The PMI Group, Inc. ("PMI") announced in a press release that it would be making a presentation at the Lehman Brothers Financial Services Conference on September 10, 2007. Also as previously announced, the presentation, by L. Stephen Smith, Chairman and Chief Executive Officer of PMI, will be webcast live and can be accessed by visiting http://www.pmigroup.com/shareholders.

At the September 10, 2007 conference, PMI will re-affirm the following financial guidance it issued on July 31, 2007:

* Paid claims, loss adjustment expenses and additions to the reserve for losses (collectively "total incurred losses") for its U.S. Mortgage Insurance Operations to be between $450 million and $550 million. Based on information available to date, PMI expects total incurred losses to be at the upper end of this range.

* Expense ratio for its U.S. Mortgage Insurance Operations to be between 20% and 23%.

* Consolidated investment portfolio pre-tax yield to be between 5.00% and 5.50%.

* Full year expenses related to stock options and share-based compensation to be between $13 million to $15 million after tax.

* Consolidated tax rate to be between 19% and 22%.

Cautionary Statement: Statements in this Report that are not historical facts, or that relate to future plans, events or performance are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include our 2007 guidance with respect to PMI-US Mortgage Insurance Operations' total incurred losses and expense ratio, and our consolidated investment portfolio yield, share-based compensation expenses and tax rate. Readers are cautioned that forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements, including, among others, conditions affecting the mortgage insurance industry, national or regional recessions, credit market disruptions, adverse weather events, war or terrorist activity, the seasoning of our U.S. mortgage insurance portfolio and regulatory and legislative developments. In particular, declines in housing values, deterioration of borrower credit, the use of alternatives to mortgage insurance, higher unemployment rates, higher interest rates, higher mortgage default rates, higher claim rates, higher claim sizes, higher levels of consumer credit, adverse changes in liquidity in the capital markets and the contraction of credit markets generally could negatively affect PMI-US Mortgage Insurance Operations' financial performance, including total incurred losses, expense ratio and/or our consolidated investment portfolio yield. We generally expect higher default and claim rates in certain sectors within our U.S. mortgage insurance portfolio, which includes high LTV loans, ARMs, less-than-A quality loans, interest only loans and payment option ARMs. Tax rates could be affected by changes in the tax laws as well as by changes in the estimated net income of the Company. Other risks and uncertainties are discussed in our SEC filings, including our Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended June 30, 2007. We undertake no obligation to update forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

September 7, 2007	By:	/s/Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer

The PMI Group, Inc.

September 7, 2007	By:	/s/Thomas H. Jeter

Name: Thomas H. Jeter
Title: Senior Vice President, Chief Accounting Officer and Corporate Controller